LIMITED POWER OF ATTORNEY - SECURITIES LAW
COMPLIANCE


The undersigned, as an officer or director of Adept Technology, Inc.
(the "Corporation"), hereby constitutes and appoints Lisa Cummins and John Dulchinos, the undersigned's true and lawful attorney-in-fact and agent to complete and execute such Forms 144, Forms 3, 4 and 5 and other forms as such attorney shall in his or her discretion determine to be required or advisable pursuant to Rule
144 promulgated under the Securities Act of 1933 (as amended), Section 16 of the Securities Exchange Act of 1934
(as amended) and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Corporation, and to do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Corporation and such other person or agency as the attorney shall deem appropriate. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Corporation unless earlier revoked by the undersigned in a writing delivered to the foregoing attorneys-in-fact.

This Limited Power of Attorney is executed at 5960 Inglewood Dr.,
Pleasanton, CA 94588 as of the date set forth below.


/s/ Lisa M. Cummins /s/ John C. Boutsikaris
Signature	Signature

Lisa M. Cummins	       John C. Boutsikaris
Attorney-In-Fact	Type or Print Name

	Dated: 10/26/11

/s/ John Dulchinos
Signature

John Dulchinos
Attorney-In-Fact

Witness:

 /s/ Leslie Brazelton
Signature

Leslie Brazelton
Type or Print Name

Dated:  10/26/2011